Exhibit 99.1
EPAM Reports Results for Fourth Quarter and Full Year 2016

Fourth quarter revenues of $313.5 million, up 20.5% year-over-year
Annual revenues of $1.16 billion, up 26.9% year-over-year
GAAP Diluted EPS of $0.46 for the fourth quarter and $1.87 for the full year
Non-GAAP Diluted EPS of $0.77 for the fourth quarter and $2.90 for the full year

Newtown, PA - February 16, 2017 - EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of product development and software engineering solutions, today announced results for its fourth quarter and full year ended December 31, 2016.

"2016 was a milestone year for EPAM, we tripled revenues since our IPO, closing at over $1 billion. Our continued evolution in extending our Engineering DNA into a full spectrum of services for Digital Business has positioned EPAM as a new breed of service provider, keeping us relevant to clients navigating dynamic market demands" said Arkadiy Dobkin, Chairman, CEO & President, EPAM.

Fourth Quarter 2016 Highlights

•	Revenues increased to $313.5 million, a year-over-year increase of $53.3 million, or 20.5%;

•	In constant currency, revenue was up 22.8% year-over-year;

•	GAAP income from operations was $37.4 million, an increase of $5.6 million or 17.7% compared to $31.8 million in the fourth quarter of 2015;

•	Non-GAAP income from operations was $51.5 million, an increase of $4.6 million, or 9.7%, compared to $46.9 million in the fourth quarter of 2015;

•	Diluted earnings per share (EPS) on a GAAP basis was $0.46, a decrease from $0.52 in the fourth quarter of 2015;

•	Non-GAAP diluted EPS was $0.77, an increase from $0.73 in the fourth quarter of 2015.
Full Year 2016 Highlights

•	Revenues increased to $1.16 billion, a year-over-year increase of $246.0 million, or 26.9%;

•	In constant currency, revenue was up 29.4% year-over-year;

•	GAAP income from operations was $133.7 million, an increase of $27.7 million or 26.2% compared to $106.0 million in 2015;

•	Non-GAAP income from operations was $191.8 million, an increase of $33.1 million, or 20.9%, compared to $158.7 million in 2015;

•	Diluted EPS on a GAAP basis was $1.87, compared to $1.62 in 2015;

•	Non-GAAP diluted EPS was $2.90, compared to $2.47 in 2015.
Cash Flow from Operations

•	Cash from operations was $164.8 million in 2016, up from $76.4 million in 2015; and was $53.7 million in the fourth quarter of 2016, up from $11.8 million in the fourth quarter of 2015;

•	Cash and cash equivalents totaled $362.0 million as of December 31, 2016, an increase of $162.6 million or 81.5% from $199.4 million as of December 31, 2015.

Other Metrics

•	Total headcount was 22,383 as of December 31, 2016, an increase of 22.0% from 18,354 as of December 31, 2015;

•	Total number of delivery professionals was 19,670 as of December 31, 2016, an increase of 22.3% from 16,078 as of December 31, 2015.

2017 Outlook - Full Year and First Quarter
Full Year

•	Revenue growth for fiscal 2017 will be at least 20%, after factoring in an estimated 3% for currency headwinds, meaning expected constant currency growth will be at least 23%.

•	We expect GAAP income from operations to be in the range of 12% to 14% of revenue and non-GAAP income from operations to be in the range of 16% to 18% of revenue.

•	We expect our effective tax rate to be at least 19%. This reflects the adoption of the accounting pronouncement related to stock based compensation effective January 1st.

•
We expect GAAP diluted EPS will be at least $2.45 for the full year, and non-GAAP diluted EPS will be at least $3.38 for the full year based on expected weighted average share count of 54.8 million fully diluted shares outstanding.

First Quarter

•
Revenues will be at least $315 million for the first quarter, reflecting a growth rate of at least 19% after estimating 3% for currency headwinds, meaning expected constant currency growth will be at least 22%.

•	For the first quarter, we expect GAAP income from operations to be in the range of 10% to 11% of revenue and non-GAAP income from operations to be in the range of 15% to 16% of revenue.

•	We expect our effective tax rate to be at least 20%.

•
We expect GAAP diluted EPS will be at least $0.49 for the quarter, and non-GAAP diluted EPS will be at least $0.72 for the quarter based on an expected weighted average share count of 53.9 million fully diluted shares outstanding.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, February 16, 2017 at 8:00 a.m. Eastern Time. The live conference call will be available by dialing +1 (877) 407-0784 or +1 (201) 689-8560 (outside of the U.S.).  A webcast of the conference call can be accessed at the Investor Relations section of the Company's website at http://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (844) 512-2921 or +1 (412) 317-6671 (outside of the U.S.) and entering the conference ID 13654193. The replay will be available until March 2, 2017.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM), has leveraged its core engineering expertise to become a leading global product development and digital platform engineering services company. Through its “Engineering DNA” and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver innovative solutions that turn complex business challenges into real business opportunities. EPAM’s global teams serve customers in over 25 countries across North America, Europe, Asia and Australia. EPAM is a recognized market leader among independent research agencies and was ranked #8 in FORBES 25 Fastest Growing Public Tech Companies, as a top information technology services company on FORTUNE’S 100 Fastest Growing Companies, and as a top UK Digital Design & Build Agency.
For more information, please visit http://www.epam.com/ and follow us on Twitter (@EPAMSYSTEMS) and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-offs and recoveries, amortization of purchased intangible assets, goodwill impairment, legal settlements, foreign exchange gains and losses, acquisition-related costs, and the related effect on taxes. Management may also compare operating results on a basis of “constant currency”, which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared according to GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Senior Director, Investor Relations
Phone: +1-267-759-9000 x64588
Fax: +1-267-759-8989
investor_relations@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(US Dollars in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues	$313,525	$260,253	$1,160,132	$914,128
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	198,226	158,291	737,186	566,913
Selling, general and administrative expenses	71,432	64,414	264,658	222,759
Depreciation and amortization expenses	6,237	4,899	23,387	17,395
Other operating expenses, net	247	884	1,205	1,094
Income from operations	37,383	31,765	133,696	105,967
Interest and other income, net	1,432	1,409	4,848	4,731
Foreign exchange (loss)/gain	(6,765)	1,559	(12,078)	(4,628)
Income before provision for income taxes	32,050	34,733	126,466	106,070
Provision for income taxes	7,287	7,095	27,200	21,614
Net income	$24,763	$27,638	$99,266	$84,456
Foreign currency translation adjustments	(5,209)	(5,699)	(2,538)	(13,096)
Comprehensive income	$19,554	$21,939	$96,728	$71,360

Net income per share:
Basic	$0.49	$0.56	$1.97	$1.73
Diluted	$0.46	$0.52	$1.87	$1.62
Shares used in calculation of net income per share:
Basic	50,717	49,360	50,309	48,721
Diluted	53,380	52,670	53,215	51,986

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(US Dollars in thousands, except share and per share data)

	As of December 31, 2016	As of December 31, 2015
Assets
Current assets
Cash and cash equivalents	$362,025	$199,449
Restricted cash	2,400	—
Time deposits	403	30,181
Accounts receivable, net of allowance of $1,434 and $1,729, respectively	199,982	174,617
Unbilled revenues	63,325	95,808
Prepaid and other current assets, net of allowance of $644 and $0, respectively	15,690	14,344
Employee loans, net of allowance of $0 and $0, respectively	2,726	2,689
Deferred tax assets	—	11,847
Total current assets	646,551	528,935
Property and equipment, net	73,616	60,499
Restricted cash	239	238
Employee loans, net of allowance of $0 and $0, respectively	3,252	3,649
Intangible assets, net	51,260	46,860
Goodwill	109,289	115,930
Deferred tax assets	31,005	18,312
Other long-term assets	10,599	4,113
Total assets	$925,811	$778,536

Liabilities
Current liabilities
Accounts payable	$3,213	$2,576
Accrued expenses and other liabilities	49,895	63,796
Due to employees	32,203	26,703
Deferred compensation due to employees	5,900	5,364
Taxes payable	25,008	29,472
Total current liabilities	116,219	127,911
Long-term debt	25,048	35,000
Other long-term liabilities	3,132	2,402
Total liabilities	144,399	165,313
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 51,117,422 and 50,177,044 shares issued, 51,097,687 and 50,166,537 shares outstanding at December 31, 2016 and December 31, 2015, respectively	50	49
Additional paid-in capital	374,907	303,363
Retained earnings	444,320	345,054
Treasury stock	(177)	(93)
Accumulated other comprehensive loss	(37,688)	(35,150)
Total stockholders’ equity	781,412	613,223
Total liabilities and stockholders’ equity	$925,811	$778,536

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(US Dollars in thousands, except percent and per share amounts)
(Unaudited)

	Three Months Ended December 31, 2016			Year Ended December 31, 2016
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$198,226	$(4,019)	$194,207	$737,186	$(16,619)	$720,567
Selling, general and administrative expenses(2)	$71,432	$(8,097)	$63,335	$264,658	$(33,331)	$231,327
Income from operations(3)	$37,383	$14,083	$51,466	$133,696	$58,120	$191,816
Operating margin	11.9%	4.5%	16.4%	11.5%	5.0%	16.5%
Net income(4)	$24,763	$16,290	$41,053	$99,266	$55,184	$154,450
Diluted earnings per share(5)	$0.46		$0.77	$1.87		$2.90

	Three Months Ended December 31, 2015			Year Ended December 31, 2015
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$158,291	$(3,824)	$154,467	$566,913	$(13,695)	$553,218
Selling, general and administrative expenses(2)	$64,414	$(8,903)	$55,511	$222,759	$(32,871)	$189,888
Income from operations(3)	$31,765	$15,142	$46,907	$105,967	$52,723	$158,690
Operating margin	12.2%	5.8%	18.0%	11.6%	5.8%	17.4%
Net income(4)	$27,638	$10,735	$38,373	$84,456	$44,097	$128,553
Diluted earnings per share(5)	$0.52		$0.73	$1.62		$2.47

Items (1) through (4) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended December 31,		Year Ended December 31,
Notes:	2016	2015	2016	2015

Stock-based compensation expenses - non-acquisition related	$4,019	$3,824	$16,619	$13,695
Total adjustments to GAAP cost of revenues(1)	4,019	3,824	16,619	13,695
Stock-based compensation expenses - acquisition related	3,014	4,705	12,884	18,690
Stock-based compensation expenses - all other	4,691	3,954	19,741	13,448
Other acquisition-related expenses	392	244	706	733
Total adjustments to GAAP selling, general and administrative expenses(2)	8,097	8,903	33,331	32,871
Amortization of purchased intangible assets	1,967	1,674	8,170	5,416
One-time charges	—	741	—	741
Total adjustments to GAAP income from operations(3)	$14,083	$15,142	$58,120	$52,723
Foreign exchange loss/(gain)	6,765	(1,559)	12,078	4,628
Tax effect on non-GAAP adjustments	(4,558)	(2,848)	(15,014)	(13,254)
Total adjustments to GAAP net income(4)	$16,290	$10,735	$55,184	$44,097

(5)	There were no adjustments to GAAP average diluted common shares outstanding during the three months and year ended December 31, 2016 and 2015.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Revenue Growth to Constant Currency Revenue Growth
(in percent)
(Unaudited)

	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Revenue growth as reported	20.5%	26.9%
Foreign exchange rates impact	2.3%	2.5%
Revenue growth at constant currency(6)	22.8%	29.4%

(6)	Constant currency revenue results are calculated by translating current period revenue in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Measures to Comparable GAAP Measures
(in percent, except per share amounts)
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of GAAP to Non-GAAP diluted earnings per share is presented in the table below:

	First Quarter 2017	Full Year 2017
GAAP diluted earnings per share (at least)	$0.49	$2.45
Stock-based compensation expenses	0.25	1.01
Included in cost of revenues	0.08	0.41
Included in selling, general and administrative expenses	0.17	0.60
Amortization of purchased intangible assets	0.04	0.14
Foreign exchange loss	0.03	0.13
Tax effect on non-GAAP adjustments	(0.09)	(0.35)
Non-GAAP diluted earnings per share (at least)	$0.72	$3.38

Reconciliation of projected revenue growth in constant currency is presented in the table below:

	First Quarter 2017	Full Year 2017
Revenue growth (at least)	19.0%	20.0%
Foreign exchange rates impact	3.0%	3.0%
Revenue growth at constant currency (at least)(7)	22.0%	23.0%

(7)
Constant currency revenue results are calculated by translating current period projected revenue in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.